Exhibit 99.1

First Quarter 2013 Earnings Conference Call

SAVANNAH, GA — May 7, 2013 — TMX Finance LLC, or the “Company,” a leading specialty finance company, will hold a conference call to discuss First Quarter 2013 results on Friday, May 24, 2013, at 10:00 a.m. Eastern Time.  The call may be accessed by dialing 888-539-3696; access code 9133227.  Please dial in 5-10 minutes prior to the start time and an operator will register you for the call.

The Company will file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 with the SEC on or about May 13, 2013.

About TMX Finance LLC

TMX Finance LLC is a specialty finance company that originates and services automobile title loans through more than 1,130 stores in 12 states using its TitleMax, TitleBucks, EquityAuto Loan and InstaLoan brands.

For additional information regarding the Company and the services it provides, visit the Company’s website at http://www.titlemax.biz.

Investor Relations Contact

Investors@titlemax.biz